                                                                   Exhibit 12.01

CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
(In Millions)

                                                                                                                      Nine Months
                                                                     YEAR ENDED DECEMBER 31,                         September 30,
                                                      ------------------------------------------------------      ------------------
EXCLUDING INTEREST ON DEPOSITS:                        2000        1999        1998        1997        1996        2001        2000
                                                      ------      ------      ------      ------      ------      ------      ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                         23,253      17,764      18,997      17,645      14,776      16,574      16,655
     INTEREST FACTOR IN RENT EXPENSE                     416         292         417         321         299         340         309
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                           23,669      18,056      19,414      17,966      15,075      16,914      16,964
                                                      ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES      21,143      18,151      11,085      12,305      12,444      16,087      16,710
     OTHER                                                --          --          --          --           1          --          --
     FIXED CHARGES                                    23,669      18,056      19,414      17,966      15,075      16,914      16,964
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                                  44,812      36,207      30,499      30,271      27,520      33,001      33,674
                                                      ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                     1.89        2.01        1.57        1.68        1.83        1.95        1.99
                                                      ======      ======      ======      ======      ======      ======      ======


INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                 36,638      28,674      30,692      27,299      23,792      26,319      26,313
     INTEREST FACTOR IN RENT EXPENSE                     416         292         417         321         299         340         309
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL FIXED CHARGES                           37,054      28,966      31,109      27,620      24,091      26,659      26,622
                                                      ------      ------      ------      ------      ------      ------      ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES      21,143      18,151      11,085      12,305      12,444      16,087      16,710
     OTHER                                                --          --          --          --           1          --          --
     FIXED CHARGES                                    37,054      28,966      31,109      27,620      24,091      26,659      26,622
                                                      ------      ------      ------      ------      ------      ------      ------

        TOTAL INCOME                                  58,197      47,117      42,194      39,925      36,536      42,746      43,332
                                                      ======      ======      ======      ======      ======      ======      ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                     1.57        1.63        1.36        1.45        1.52        1.60        1.63
                                                      ======      ======      ======      ======      ======      ======      ======


Note- On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.